FOR IMMEDIATE RELEASE
November 20, 2002

            Owens & Minor Launches New Strategic Initiatives Designed
                to Deliver Growth, Productivity and Profitability

          THE COMPANY ALSO ANNOUNCES THE REPURCHASE OF COMMON STOCK AND
                 TRUST PREFERRED SECURITIES OF UP TO $50 MILLION

Richmond, VA....(NYSE-OMI) Owens & Minor, a Fortune 500 company and the nation's leading distributor of national name brand medical and surgical products, today announced new strategic initiatives designed to deliver sales and earnings growth, productivity and profitability. First, Owens & Minor will build on a successful track record of consulting and outsourcing by creating a supply chain management solutions unit focused on implementing cost reduction and operational improvements for hospital customers. Second, Owens & Minor will engage in strategic development of a third party logistics (3PL) unit, aimed at aggregating customer orders and growing its existing manufacturer direct business. And third, through its core business the company will enhance its industry-leading technology and customer service, as well as drive new supplier and productivity initiatives. The core distribution business will be a foundation for the company's new strategic direction.

"Healthcare is an industry that has undergone rapid change in the last century, and Owens & Minor has changed along with it," said G. Gilmer Minor, III, chairman and chief executive officer of Owens & Minor. "We have a successful history of reinventing ourselves to keep pace with the evolving needs of healthcare customers. We serve our customers with advanced logistics programs, innovative technology solutions and sophisticated supply chain management techniques. Now, as the nature of healthcare continues to change, Owens & Minor is reinventing itself once again. We have listened to our customers and we will help them change to create value."

Owens & Minor has maintained the necessary financial and operational strength to expand its core business, while developing two new healthcare initiatives. The company's strong cash flow and exceptional financing flexibility form a strong platform for a new era of growth. As it has throughout its history, the company will monitor the horizon for accretive acquisitions that would build on Owens & Minor's core competencies and improve its offerings to customers.


Strategic Initiatives

In each case the new strategic initiatives are grounded in customer research and market analysis in concert with expertise derived from years of practical application at Owens & Minor. The company is taking advantage of its current financial flexibility and strength to invest in formalizing efforts and projects that have already proven successful.

"In each piece of this strategy the company intends to build on years of experience in healthcare and the strong base of trust we have built with customers and suppliers," said Craig R. Smith, president and chief operating

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officer of Owens & Minor. "In addition, we expect the synergies among the three business initiatives will result in improved growth, productivity and profitability. By working within the healthcare market, we will leverage our existing facilities, relationships and expertise to take the company to a new level."


OMSolutionsSM

As one of the most trusted players in healthcare, Owens & Minor has developed a high degree of proficiency in creating and delivering supply chain management solutions. With OMSolutionsSM, a new supply chain management solutions unit, the company will package and implement consulting and outsourcing services. Through this new effort, Owens & Minor is also positioned to collaborate with other consulting groups and with customers to implement supply chain management improvements. While Owens & Minor has a history of providing consulting services to customers, the company is now investing specifically in this effort to formalize and standardize OMSolutionsSM.

Through its research and industry knowledge, Owens & Minor discovered that hospital customers are looking for a trusted partner to help them manage the supply chain. The company already has more than two dozen OMSolutionsSM projects in place with a wide variety of customers, and demand for these services is growing rapidly. Programs offered by OMSolutionsSM include long-term partnership initiatives such as outsourced materials management; integrated operating room management; clinical inventory management; order optimization; WISDOMSM and WISDOM2 SM implementation; and outsourced warehousing. OMSolutionsSM also offers a menu of supply chain management services such as: receiving and storeroom redesign; physical inventories; and par reconfiguration. These services are designed to improve supply chain efficiency and allow the provider to focus on patient care.

"Over the past three years we have been collaborating with a number of healthcare consulting firms at our customers' request," said Minor. "This will continue. We will focus on implementing supply chain and logistics recommendations using the tools that we have developed and used successfully to help our customers. When asked, our OMSolutionsSM team can function as the primary consultant, or simply as the implementer."


Third Party Logistics Division (3PL)

Owens & Minor is renewing its third party logistics (3PL) business unit, which is designed to help facilitate product flow in the supply chain from the manufacturer to the provider. A 3PL company provides the physical distribution services of warehousing and transportation, enabled with technology and processes to facilitate the movement of goods and information between buyer and seller. Demand for these services is increasingly customer-driven, as hospital customers are asking for help in streamlining the supply chain. By entering the 3PL arena of its own industry, Owens & Minor will expand its reach across the supply chain.


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After reviewing many options, Owens & Minor has initiated plans to grow the 3PL business organically. Because there is minimal 3PL penetration in healthcare, compared to other industries, the opportunity is compelling. Among the company's competitive advantages are: a necessary level of trust between Owens & Minor as a 3PL provider and the customer; geographic reach; a critical mass of deliveries each day; a fleet of delivery vehicles; and established patterns of delivery. Owens & Minor, therefore, has a distinct advantage, as it maintains strong and trusting relationships with both hospital customers and supplier partners and leads its market in distribution services. From corporate offices to receiving docks, Owens & Minor is a well-known, highly regarded and trusted player in the healthcare supply chain.

Through its 3PL business unit, Owens & Minor will offer logistics and supply chain management services in two main categories: distribution and transportation management; and consulting services. In order to make the most of these opportunities, Owens & Minor intends to leverage its existing relationships with suppliers and end-users, its activity-based costing expertise, and its distribution facilities, transportation systems and information technology. The company's goal is to ensure that products reach the patient in the most cost-effective manner. This new initiative offers Owens & Minor an excellent avenue for diversification within healthcare, without the risk of inventory ownership.

"We expect this business to succeed because it is both customer and supplier driven," said Smith. "We are natural partners in this aspect of the supply chain. When manufacturers look at the cost of distribution, we believe they will turn to us; and when customers focus on the supply chain, we believe they will also turn to us to drive down the total delivered cost of products. By using this 3PL model and our distribution capabilities, Owens & Minor will create alternative forms of inventory management for the benefit of customers and manufacturers."

James E. Grieger, an executive experienced in third party logistics, joined Owens & Minor earlier this year. He will serve as operating company vice president, Third Party Logistics. Grieger, who most recently worked with North American Logistics of Allied Worldwide, has more than twenty years of logistics experience. The company expects that his expertise in the operations and marketing of 3PL services will give new momentum to this initiative.


Core Distribution Business

Owens & Minor has positioned its core healthcare distribution business to serve as a foundation for further growth, enabling the company to enter two new areas in healthcare. To support the core business, the company will continue to invest in enhancing its industry-leading technology and customer service. In addition, the company will undertake new supplier and productivity initiatives.

Owens & Minor is undertaking a comprehensive revision of its supplier strategy to focus its efforts on the most efficient suppliers, vendors and stock keeping units (SKUs). The company will use advanced category management techniques to lessen costly duplication of products in its warehouses. The attending category management strategy will allow Owens & Minor to reduce the number of SKUs in the warehouses. Maintaining an optimal number of SKUs in the distribution facilities and improving inventory turns will reduce cost, improve productivity and provide additional capacity needed for the 3PL venture.


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The company has successfully launched a private label program called
MediChoiceTM. This product line is designed to provide value and choice to customers. Throughout a 2002 rollout, MediChoiceTM has proven its potential with steadily growing sales. The MediChoiceTM line currently includes products such as gowns, shoe covers, hot- and cold-packs, and crutches. In 2003, Owens & Minor will continue to introduce new MedichoiceTM products. The company will also expand its long-standing FOCUSTM program, which allows the company to drive marketshare for participating manufacturers, and improves profitability for Owens & Minor.

In addition, Owens & Minor is undertaking initiatives to improve productivity in its distribution facilities nationwide based on the "OM Model," a best-practices model developed from the company's most efficient distribution facilities. Among these initiatives is an effort to improve the company's purchasing processes to take advantage of greater economies of scale, and improve forecasting and the exchange of information. Using the OM Model, the company will also undertake a comprehensive storage strategy to improve productivity, including optimization of the company's facilities nationwide. The OM Model will also provide each of the company's distribution facilities with a framework for improving already strong inventory turns and service levels. As a result, Owens & Minor will provide customers with a higher level of consistency and efficiency throughout its nationwide distribution network.

Owens & Minor will continue to invest in its award-wining technology programs, which help improve core business productivity through such programs as warehouse optimization, inventory management and document imaging. Technology improvements help customers improve efficiency by offering web-based self-service, data management and improved order management. The company also expects to install productivity management tools, such as slotting software and labor management software for the warehouses, and global positioning systems and on-board fleet management systems for the company's trucks.


               Trust Preferred Repurchase and Common Stock Buyback

The company announced today that its board of directors has authorized a $50 million repurchase plan representing a combination of its common stock and its $2.6875 Term Convertible Securities, Series A issued by the company's wholly owned subsidiary Owens & Minor Trust I ("trust preferred securities"). Of this $50 million, up to a maximum of $35 million in common stock may be purchased by the company. The shares of common stock and trust preferred securities may be acquired from time to time at management's discretion through December 31, 2003 in the open market, in block trades, in private transactions or otherwise.

"We believe that this repurchase plan is an excellent opportunity to enhance shareholder value," said Minor. "Our strong free cash flow makes this an attractive opportunity for Owens & Minor."

Owens & Minor will initiate these repurchase programs as a demonstration of its confidence in new strategic initiatives and to take advantage of favorable

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market conditions. The company intends to maintain its strong financial flexibility in order to fund future business growth, either through acquisition or through building its own capabilities.


Guidance for 2003 and Beyond

As a result of the creation and startup of two new business units and investment in the core business, Owens & Minor is issuing the following financial guidance for 2003 and 2004:

         For 2003, the company anticipates that it will report sales growth in the 3 to 6 percent range. Due to investments in the new strategic initiatives, the company anticipates earnings per diluted share (EPS) growth in the 6 to 10 percent range.

         For 2004, Owens & Minor anticipates sales growth in the 4 to 7 percent range, with EPS growth in the 15 to 20 percent range.

This guidance comes as a result of anticipated investment in the business in 2003, with expectations that the new units along with a strengthened core business will deliver accelerated and sustainable results beginning in 2004.

                       Webcast and Conference Call Details

The company will webcast its Investor Day on Wednesday, November 20th beginning at 9:00 a.m. EST. This webcast can be found on www.owens-minor.com, and will be archived for thirty days. The company will also host a listen-only conference call beginning at 9:00 a.m. on November 20th, which will be archived for 5 business days. The conference call number is 800-659-1081. The replay number is 800-252-6030 with passcode #14430311.

                              Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in the Company's Form 10-K, Form 8-K and Form 10-Q reports filed with the Securities and Exchange Commission and include, but are not limited to, the loss of one or more key customer or supplier, changes in manufacturers' pricing, sales or distribution policies or in customer order patterns, changes in government funding to hospitals and other healthcare providers, general economic and market conditions as well as the costs, difficulties and uncertainties related to the implementation of the strategic initiatives outlined above. The Company assumes no obligation to update information contained in this release whether as a result of new information or otherwise.

Owens & Minor, Inc., a Fortune 500 company headquartered in Richmond, Virginia, is the nation's leading distributor of national name-brand medical and surgical supplies. The company's distribution centers throughout the United States serve hospitals, integrated healthcare systems and group purchasing organizations. In

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addition to its diverse product offering, Owens & Minor helps customers control healthcare costs and improve inventory management through innovative services in supply chain management and logistics. The company has also established itself as a leader in the development and use of technology. For news releases visit www.prnewswire.com, or for more information about Owens & Minor, as well as news releases and virtual warehouse tours, visit the company's web site at www.owens-minor.com.


Contact:
Jeff Kaczka, Senior Vice President, Chief Financial Officer, 804-965-5896 Trudi Allcott, Manger, Investor Communications, 804-935-4291

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